Amendment #3
to the
AUTOMATIC
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 1, 2004
Between
PRUCO LIFE INSURANCE COMPANY
(THE COMPANY)
And
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE REINSURER)

The parties agree that THE COMPANY will recapture the reinsurance for PruLife Universal Protector (Form Number ULNT-2001 and all state variations), PruLife UL Protector 2003 (Form Number ULNT-2003 and all state variations), and PruLife SUL Protector (Form Number SULNT-2003 and all state variations) as of October 1, 2006.  For PruLife Universal Protector, this includes both the mortality risk reinsurance and the death benefit guarantee reinsurance.  (For PruLife UL Protector 2003 and PruLife SUL Protector, only the mortality risk was ceded to THE REINSURER under the Reinsurance Agreement.)  To reflect this recapture, the parties hereby agree to the following changes in the Reinsurance Agreement:

1.	Section 8, REINSURANCE PREMIUM RATES, shall be replaced by the following:

REINSURANCE PREMIUM RATES

a.
LIFE REINSURANCE.  Reinsurance premiums per $1,000 are shown in Schedule B.  The mode of payment will be monthly.  Each monthly premium will be calculated using (1) the issue age of the insured under the policy, (2) the duration since issuance of the policy and (3) the current underwriting classification.  The duration since issue will be measured in whole years.  Any fractional portion of a year since issue will be ignored.

b.
RATES NOT GUARANTEED.  THE REINSURER reserves the right to change the rates at any time.  If THE REINSURER changes the rates, it will give THE COMPANY a 90-day prior written notice of the change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

THE REINSURER further agrees that THE COMPANY’s right of recapture under Section 17 of this Agreement will be triggered if THE COMPANY deems a rate change unacceptable.

2.	Section 9, PAYMENT OF REINSURANCE PREMIUMS, shall be replaced by the following:

PAYMENT OF REINSURANCE PREMIUMS

a.
PREMIUM DUE.  For each policy reinsured under this Agreement, reinsurance premiums for the mortality reinsurance are payable on a calendar month basis.  On or around the fifth business day of each calendar month, THE COMPANY will calculate the amount of premiums payable for that month.  Within 20 days of such time, THE COMPANY will send to THE REINSURER a statement of account for that period along with payment of the full balance due.  Also, there will be a supplemental reinsurance premium.  The supplemental reinsurance premium is shown in Schedule B and is due on the Effective Date.  On any payment date, monies payable between THE REINSURER and THE COMPANY under this Agreement may be netted to determine the payment due.  This offset will apply regardless of the insolvency of either party as described in Section 20, to the extent permitted by law.  If the statement of account shows a balance due THE COMPANY, THE REINSURER will remit that amount to THE COMPANY within 30 days of receipt of the statement of account.  If the reinsurance premium cannot be determined on an exact basis by the dates described below, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments.

b.
FAILURE TO PAY PREMIUMS.  If reinsurance premiums are 90 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and THE REINSURER may terminate the reinsurance by providing a 30-day prior written notice, provided payment is not received within that 30-day period.  THE REINSURER will have no further liability as of the termination date for benefits applicable to periods for which premium is not paid.  THE COMPANY will be liable for the prorated reinsurance premiums to the termination date.

THE COMPANY may reinstate reinsurance terminated for non-payment of balances due at any time within 60 days following the date of termination.  However, THE REINSURER will have no liability for claims paid by THE COMPANY between the termination date and the reinstatement date.

c.
PREMIUM ADJUSTMENT.  If THE COMPANY overpays a reinsurance premium and THE REINSURER accepts the overpayment, THE REINSURER’s acceptance will not constitute or create a reinsurance liability or increase any existing reinsurance liability.  Instead, THE REINSURER will be liable to THE COMPANY for a credit in the amount of the overpayment.  If a reinsured policy terminates, THE REINSURER will not refund the portion of the premium for the period from the date of the termination of the policy to the date to which the reinsurance premium has been paid.

3.	Section 13, RESERVES FOR REINSURANCE, shall be replaced by the following:

RESERVES FOR REINSURANCE

As a result of reinsurance premiums being paid on a monthly mode on a calendar month basis, there will be no reinsurance reserve.

4.	Section 32, BENEFITS FOR DEATH BENEFIT GUARANTEE REINSURANCE, shall be deleted from the Reinsurance Agreement.

5.	SCHEDULE A, Section 1, POLICIES REINSURED, shall be replaced by the following:

POLICIES REINSURED

This Agreement covers the following policies issued by THE COMPANY:

•	Appreciable Life – Form Numbers ALA-84, ALB-84, ALA-86, ALB-86 and all state variations
•	Charity Plus – Form Numbers CUL-B-106 and all state variations
•	Magnastar – Form Numbers MVUL-2002 for single life and SMVUL-2003 for survivorship and all state variations
•	M Premier VUL – Form Number MPVUL-2003 and all state variations
•	PruLife Advisor Select – Form Number VULPAS 2002 and all state variations
•	PruLife Custom Premier – Form Number VUL-2000 and all state variations
•	PruLife Custom Premier II – Form Number VUL-2004 and all state variations
•	PruLife Universal – Form Number UL-2000 and all state variations
•	PruLife Universal Plus – Form Number UL-2001 and all state variations.
•	PruLife UL Plus 2003 – Form Number UL-2003 and all state variations
•	PruLife SUL Plus – Policy Form Number SUL-2003 and all state variations
•	PruSelect I – Form Number CVUL-89 and all state variations
•	PruSelect II – Form Number VUL-B-104 and all state variations
•	PruSelect III –Form Numbers CVUL-1999 and all state variations
•	PruVider – Form Number VAL-DR-105 and all state variations
•	Survivorship Variable Universal Life – Form Number SVUL-2000 and all state variations
•	Term Elite and Essential 2000, 2001, 2002, 2003, and 2004 – Form Numbers PLTI-2000, PLTINC-2000, PLTINC-2001, PLTIC-2003 and all state variations
•	Variable Appreciable Life – Form Numbers VALA-84, VALB-84, VALA-86, VALB-86, and all state variations
•	Variable Life Insurance – Form Number VFL-85 and all state variations
•	Variable Universal Life – Form Number VUL-97 and all state variations
•
All subsequent policies issued on policy forms that are essentially revisions to the above products, notwithstanding the fact that new form numbers are assigned for state filing or administrative purposes.

In addition, the following supplemental benefits and riders on reinsured policies are included in this Agreement:

•	Target Term Rider (TTR)
•
Any other term riders that provide additional life insurance on the life of the insured including, Appreciable Plus Term Rider, Annual Renewable Term Riders, Decreasing Term Riders, Level Premium Term Riders, and Term Protector Riders

•	Estate Protection Rider

Excluded from the Agreement are the following supplemental benefits and riders:
•	Accidental Death Benefit
•	Applicant’s Waiver of Premium
•	Unscheduled Premium Benefit
•	Riders that provide additional life insurance on the life of the spouse of the insured
•	Riders that provide additional life insurance on the lives of any dependent children of the insured

This Agreement covers policies of the above types that are under the following policy statuses:
•	Inforce premium paying as of the Effective Date
•	Lapsed within the reinstatement period and subsequently reinstated
•	New Business effective on or after the Effective Date
•	Extended Term Insurance as of the Effective Date
•	Fully Paid-Up Insurance as of the Effective Date
•	Reduced Paid-Up Insurance as of the Effective Date

6.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

[REDACTED]

7.	SCHEDULE A, Section 3, AUTOMATIC PORTION RETAINED, shall be replaced by the following:

[REDACTED]

8.	SCHEDULE B, Section 1, REINSURANCE PREMIUMS – Mortality Reinsurance, shall be replaced by the following:

[REDACTED]

9.	SCHEDULE B, Section 6, REINSURANCE PREMIUMS – Death Benefit Guarantee Reinsurance, shall be deleted from the Reinsurance Agreement.

Y-Excess-2004-PICA-PLAZ-3

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of September 30, 2006.

PRUCO LIFE INSURANCE COMPANY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:________________________________	By:________________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Witnessed By:_________________________	Witnessed By:_________________________
Title:_______________________________	Title:_______________________________
Date:_______________________________	Date:_______________________________

Y-Excess-2004-PICA-PLAZ-3